EXHIBIT 10.1c

                         RENEWAL AND EXTENSION OF LEASE

     THIS LEASE RENEWAL AND EXTENSION made and entered into as of the 10th day of April 1998, by and between Five K Investments Company ("Lessor") and Antennas America, Inc. ("Lessee").

                                   WITNESSETH:

         1. Lessor and Lessee heretofore entered into that LEASE dated the 12th of December, 1995 whereby Lessor leased to Lessee for an initial term of two (2) years and one (1) year option to renew beginning the 15th day of February, 1996 and ending the 14th day of February, 1999 that certain real property located in the city of Wheat Ridge, County of Jefferson, State of Colorado, commonly described as follows:

                         4880 Robb Street Unit #1 and #2
                           Wheat Ridge, Colorado 80033

         2. Lessor and Lessee do hereby renew and extend the term of the aforesaid Lease for a period of fifteen months beginning the l5th day of February, 1999 and ending the 15th day of May, 2000.

         3. Rental during the renewal term shall be in the amount of two thousand seven hundred sixty two dollars and fifty cents ($2,762.50) per month, payable in accordance with the terms and provisions of the aforesaid Lease.

         4. Late Charges will be accessed after the 5th of each month.

         5. Lessor hereby grants Lessee an option to renew the Lease for one (1) additional period of one (1) year from such time as the Lease term expires. Rental rate and all terms and conditions of this Lease will remain the same during the one (1) year Lease extension. Lessee must notify Lessor in writing, 180 days prior to the termination of the Lease that they wish to renew their Lease.

         6. Lessor or Lessor agents may show space to other possible Tenants with Lessee present and during normal business hours, 180 days prior to Lease termination.

         7. Except as modified herein, all terms and provisions of the aforesaid LEASE shall remain in full force and effect during the renewal term.

         WITNESS our signatures as of the date first hereinabove written.

FIVE K INVESTMENTS COMPANY                ANTENNAS AMERICA, INC.
LESSOR                                    LESSEE


By: /s/ Kirby Kunz                        By:  /s/ Richard L. Anderson
    -------------------                   ----------------------------
Title: Property Manager                   Title: Vice President
Date:  4-21-98                            Date:  4-21-98